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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 1997


                        The Peak Technologies Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
            Delaware                 0-20078                     22-3028807
(State or Other Juris-           (Commission File              (IRS Employer
diction of Incorporation)             Number)                Identification No.)
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  600 Madison Avenue, New York,  NY                                10022
(Address of principal executive offices)                         (Zip Code)

            Registrant's telephone number, including area code: (212) 832-2833

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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events.

      On April 23, 1997, The Peak Technologies Group, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), among the Company, Moore U.S.A. Inc., a Delaware corporation ("Parent") and Kirkwood Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Sub").

      Pursuant to the Merger Agreement and subject to certain conditions contained therein, Sub has agreed to promptly, and in no event later than Tuesday, April 29, 1997, commence a tender offer for all outstanding shares of common stock of the Company (the "Shares"), at a purchase price of $18.00 per share net to the seller in cash (the "Offer"). The obligation of Sub to accept for payment, and pay for, any Shares pursuant to the Offer is subject to certain conditions, including, but not limited to (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer such number of shares that would constitute a majority of the outstanding Shares (determined on a fully-diluted basis for all outstanding stock options and any other rights to acquire Shares) and (ii) any waiting period under the HSR Act (as defined in the Merger Agreement) and the German Competition Act (as defined in the Merger Agreement) applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

      The Merger Agreement further provides that, following the expiration of the Offer and subject to the satisfaction or waiver of certain conditions (i) all of the issued and outstanding Shares (other than Shares canceled pursuant to the Merger Agreement and any Shares the holders of which have exercised appraisal rights under Delaware law) will be converted into the right to receive in the Merger $18.00 per Share (or any greater amount paid per Share in the Offer) in cash, and (ii) Sub will be merged with and into the Company (the "Merger") with the Company to continue as the surviving corporation.

      In connection with the Merger Agreement, on April 23, 1997, the Company and ChaseMellon Shareholder Services, as Rights Agent (the "Rights Agent"), entered into an amendment (the "Rights Amendment") to the Rights Agreement, dated as of March 28, 1997, by and between the Company and the Rights Agent (the "Rights Agreement"), having the effect of exempting the events and transactions contemplated by the Merger Agreement from the Rights Agreement.

      The Merger Agreement and the Rights Amendment are attached hereto as Exhibits 2 and 10, respectively, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Rights Amendment are qualified in their entirety by reference to such documents.


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      Additional information with respect to the transaction is included in the press release of the company issued April 23, 1997 attached hereto as Exhibit
99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                     Not Applicable.

(b)                     Not Applicable.

(c)  Exhibit No.        Description
---  -----------        -----------

      (2)               Agreement and Plan of Merger, dated as
                        of April 23, 1997, among Moore U.S.A.,
                        Inc., Kirkwood Acquisition Corp. and The
                        Peak Technologies Group, Inc.

      (10) First Amendment to the Rights Agreement, dated as of April 23, 1997, between the Company and ChaseMellon Shareholder Services, as Rights Agent.

      (99)              The Peak Technologies Group, Inc. Press
                        Release, dated April 23, 1997.


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                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    The Peak Technologies Group



Date:  April 25, 1997               By: /s/ Edward A. Stevens
                                       -------------------------------
                                       Name:  Edward A. Stevens
                                       Title: Executive Vice President,
                                              Chief Financial Officer,
                                              Chief Accounting Officer,
                                              Director


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                        THE PEAK TECHNOLOGIES GROUP, INC.

                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                                     Exhibit


      (2) Agreement and Plan of Merger, dated as of April 23, 1997, among Moore U.S.A., Inc.,
               Kirkwood Acquisition Corp. and The Peak
               Technologies Group, Inc.

      (10) First Amendment to the Rights Agreement, dated as of April 23, 1997, between the Company and ChaseMellon Shareholder Services, as Rights Agent.

      (99)     The Peak Technologies Group, Inc. Press Release, dated
               April 23, 1997.


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